                                                                   EXHIBIT 10.03


                       ADMINISTRATIVE SERVICES AGREEMENT

     THIS ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is made and entered into as of December 29, 1998, by and among Seaboard Life Insurance Company, a Canadian federal insurance company ("SLIC-Canada"), Seaboard Life Insurance Company (USA), an Indiana insurance company and a direct wholly owned Subsidiary of SLIC-Canada (the "Seller"), and Life Reassurance Corporation of America, a Connecticut insurance company ("the Administrator").

                                   RECITALS:

     WHEREAS, the Seller and the Administrator are concurrently herewith entering into a purchase agreement (the "Purchase Agreement"), which agreement calls for, among other things, the provision of administrative services described in this Agreement;

     WHEREAS, the Seller and the Administrator are concurrently herewith entering into an indemnity reinsurance agreement (the "Indemnity Reinsurance Agreement"), pursuant to which the Seller shall cede to the Administrator, on a 100% coinsurance basis, the Seller's rights, liabilities, and obligations in respect of the life insurance and annuity products identified in the Indemnity Reinsurance Agreement (the "Reinsured Policies");

     WHEREAS, in connection with the Indemnity Reinsurance Agreement, the parties hereto desire that the Administrator perform, after the date which is 180 days after the Closing Date (the "Service Transition Date"), all services required for complete support and administration of the Reinsured Policies on behalf of the Seller in accordance with the terms and subject to the conditions of this Agreement; and

     WHEREAS, SLIC-Canada is currently performing certain administrative services with respect to the Reinsured Policies of the Seller;

     WHEREAS, the parties hereto desire to cooperatively provide for an orderly transition in the performance of administrative services to the Administrator, and the Seller and SLIC-Canada are willing to provide certain transitional services from and after the Closing Date to the Service Transition Date so as to enable the Administrator to provide Administrative Services (as hereinafter defined) with respect to the Reinsured Policies.

     NOW, THEREFORE, in consideration of the transactions contemplated pursuant to the Purchase Agreement and the Indemnity Reinsurance Agreement and the mutual covenants and promises contained herein and for other good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

          Unless otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Purchase Agreement and the Indemnity Reinsurance Agreement.


                                  ARTICLE II
                            SERVICES; COMPENSATION
                            ----------------------

          SECTION 2.1.  Support Services.  During the period from the Closing
                        ----------------
Date to the Service Transition Date (the "Transition Period"), SLIC-Canada shall provide to the Seller all services being provided by SLIC-Canada to Seller as of the date hereof, including but not limited to the services set forth on Exhibit
                                                                        -------
A hereto (the "Support Services"), it being understood that any and all previous
-
arrangements between SLIC-Canada and the Seller regarding services to be rendered are terminated and replaced by this Agreement.

          SECTION 2.2.  Compensation for Support Services.  As compensation for
                        ---------------------------------
the Support Services provided by SLIC-Canada hereunder, the Seller shall pay, or cause to be paid, to SLIC-Canada a fee equal to 100% of SLIC-Canada's actual cost of performing such Support Services (including without limitation any fees or expenses paid by SLIC-Canada to consultants or other third parties in connection with the provision of the Support Services). In determining such actual cost, it is understood that the Seller will be charged for the actual cost of any materials required for the rendering of Support Services, plus an allocable portion (based on time devoted to the rendering of Support Services) of the salaries of SLIC-Canada employees engaged, and the indirect expenses (including without limitation the following expense categories: employee benefits, payroll, taxes, rent, supplies and other overhead expenses incurred by SLIC-Canada, in the rendering of Support Services), (such costs, collectively, being referred to as SLIC-Canada's "Fully Loaded Costs").

          SECTION 2.3.  Data Conversion Services.
                        ------------------------

          (a) Data Conversion Services.  During the Transition Period, SLIC-
              ------------------------
Canada will (i) provide the Administrator with reasonable access for the Administrator, through its own efforts, to plan and move the data associated with the Reinsured Policies from SLIC-Canada's computer systems to the Administrator's computer systems, (ii) respond to the Administrator's questions on product design and/or processing logic and (iii) provide a reasonable amount of business analyst/system expertise to consult in the data migration effort (collectively, the "Data Conversion Services"). SLIC-Canada is making such Data Conversion Services available to the Administrator as an accommodation and, in no event, will SLIC-Canada's liability for any damages whatsoever arising from SLIC-Canada's delivery of, or failure to deliver, the Data Conversion Services exceed the total price actually paid by the Seller for the Data Conversion Services.

          (b)  Transition Matters.
               ------------------

               (i) SLIC-Canada will provide the Data Conversion Services for the Transition Period.

               (ii) Prior to the Closing Date, the Administrator and SLIC-Canada will use their respective commercially reasonable efforts to jointly develop a detailed plan for the data conversion contemplated by Section 2.3(a).

          (c) Fees for Data Conversion Services.  The fees charged by SLIC-
              ---------------------------------
Canada for the Data Conversion Services will not exceed SLIC-Canada's Fully Loaded Costs for providing such services.

          (d) Orderly Transfer.  SLIC-Canada will use its commercially
              ----------------
reasonable efforts to assist and cooperate with the Administrator in the orderly transfer of the Business. SLIC-Canada will provide the Administrator a reasonable level of access to SLIC-Canada's personnel skilled in delivering the Data Conversion Services for purposes of general consultation and knowledge transfer related to the Business. All costs of such transfer, including all applicable taxes, will be borne by the Administrator.

          (e) Data.  The Administrator acknowledges that SLIC-Canada will
              ----
archive all data related to the Business consistent with its current practices.

          SECTION 2.4.  Transition Services.  From and after the Closing Date
                        -------------------
and until the Service Transition Date, the Seller shall provide, or arrange to provide all services (excluding the Support Services and the Data Conversion Services) required for complete support and administration of all Reinsured Policies (the "Transition Services").

          SECTION 2.5.  Compensation for Services.  As compensation for the
                        -------------------------
Transition Services provided by the Seller hereunder, the Administrator shall pay, or cause to be paid, to the Seller a fee equal to 100% of the Seller's actual cost of performing such Transition Services (including without limitation any fees or expenses paid by the Seller to consultants or other third parties in connection with the provision of the Transition Services). In determining such actual cost, it is understood that the Administrator will be charged for the actual cost of any materials required for the rendering of Transition Services, plus an allocable portion (based on time devoted to the rendering of Transition Services) of the salaries of the Seller's employees engaged, and the indirect expenses (including without limitation the following expense categories: employee benefits, payroll, taxes, rent, supplies and other overhead expenses incurred by the Seller, in the rendering of Transition Services), such costs, collectively, being referred to as the Seller's "Fully Loaded Costs." In addition, the Administrator shall pay to Seller the amount of fees paid by Seller to SLIC-Canada under Section 2.2 and 2.3; provided, that in no event shall the aggregate amount paid by the Administrator pursuant to this Section
2.5 exceed the expense levels reflected in the "Actuarial Appraisal of Seaboard Life Insurance Company (USA) dated May 12, 1998 as of December 31, 1997 prepared by Milliman & Robertson."

          SECTION 2.6.  Payment Procedures.  On or before the 15th day of each
                        ------------------
month, SLIC-Canada shall provide the Seller with a reasonably detailed invoice setting forth amounts due with respect to the Support Services and Data Conversion Services provided hereunder during the immediately preceding month. On or before the 20th day of each month, Seller shall provide the Administrator with a reasonably detailed invoice setting forth amounts due with respect to the Transition Services, Support Services and Data Conversion Services provided hereunder during the immediately preceding month. Within ten Business Days after receipt by the Administrator of each such invoice, the Administrator shall pay to the Seller in cash the amounts payable to Seller and SLIC-Canada. Within twenty Business Days after receipt by the Seller of SLIC-Canada's invoice required by the first sentence of this Section 2.6, Seller shall pay to SLIC-Canada the amounts payable to SLIC-Canada as reflected in such invoice.

          SECTION 2.7.  Administrative Services.  From and after the Service
                        -----------------------
Transition Date the Administrator shall provide to the Seller all services required for complete support and administration of all Reinsured Policies, including without limitation the services set forth on Exhibit B hereto (the
                                                       ---------
"Administrative Services").

          SECTION 2.8.  Compensation for Administrative Services.  The
                        ----------------------------------------
Administrator shall provide the Administrative Services in consideration of the execution and delivery by the Seller of the Purchase Agreement and the Indemnity Reinsurance Agreement and the consummation of the transactions contemplated thereby, and the Administrator shall neither impose on the Seller nor otherwise be entitled to receive any additional or separate consideration for the provision of Administrative Services in accordance with this Agreement.


                                  ARTICLE III
                       PERFORMANCE STANDARDS; AUTHORITY
                       --------------------------------

          SECTION 3.1.  Performance Standards.  SLIC-Canada shall provide the
                        ---------------------
Support Services, the Seller shall provide the Transition Services, and the Administrator shall provide the Administrative Services (i) at a level of accuracy and responsiveness not less favorable than the practices of such party in administering products comparable to the Reinsured Policies issued by it or serviced by it for other companies prior to and during the term of this Agreement, (ii) in accordance with all applicable Laws and insurance department requirements, (iii) in accordance with industry standards in effect as of the date hereof and (iv) as the parties may agree in writing from time to time.

          SECTION 3.3.  Authority.  The Administrator shall perform the
                        ---------
Administrative Services in the name and on behalf of the Seller only as provided in this Agreement or as directed by the Seller in writing. Except as specifically set forth in this Agreement or authorized by the Seller in writing, the Administrator shall not have authority to issue new insurance policies or annuity contracts in the name of the Seller (except for reinstatements, conversion policies or riders currently provided for under the Reinsured Policies) or enter into any agreements on the Seller's behalf. None of the terms or provisions of this Agreement shall prohibit the Administrator or any of its affiliates from conducting business of whatever nature in their own names and on behalf of any person or entity other than the Seller.


                                  ARTICLE IV
                 SUPERVISION; PERSONNEL; FACILITIES AND COSTS
                 --------------------------------------------

          SECTION 4.1.  Supervision by Board of Directors.  The Administrator
                        ---------------------------------
acknowledges that the Board of Directors of the Seller is vested with the power, authority and responsibility for managing the business and affairs of the Seller, including administrative services. The Administrator acknowledges that any and all actions or services, whether supervisory or ministerial, taken or provided pursuant to this Agreement by the Administrator shall be subject to the continuous supervision by the Board of Directors of the Seller and, to the extent designated by such Board of Directors, the appropriate designated officers of the Seller.

          SECTION 4.2.  Personnel.  The Administrator shall furnish all
                        ---------
personnel necessary to provide the Administrative Services.

          SECTION 4.3.  Facilities.  The Administrative Services shall be
                        ----------
performed by Administrator using furniture, fixtures, and equipment (including computer hardware) owned or leased by the Administrator (collectively, the "Facilities"). All Facilities owned by Administrator shall remain the property of Administrator, and the Seller acknowledges and agrees that it shall not have any right, title, or interest in or to the Facilities.

          SECTION 4.4.  Systems.  The Administrator shall furnish all Systems
                        -------
(as hereinafter defined) that are necessary for the Administrator to provide the Administrative Services. The term "Systems" shall mean all computer programs and programming aids (together with supporting documentation), including without limitation input and output formats, program listings, systems flow charts, narrative descriptions, operating instructions, and the tangible media upon which such programs are recorded.

          SECTION 4.5.  Costs.  The Administrator shall pay all personnel and
                        -----
other costs and expenses to provide the Administrative Services (including without limitation all applicable filing and similar fees).

                                   ARTICLE V
                            MAINTENANCE OF RECORDS
                            ----------------------

          SECTION 5.1.  Transfer of Records.  Within ten Business Days after the
                        -------------------
Service Transition Date or on such other date as the parties may agree, the Seller shall forward to the Administrator (at the Administrator's expense) all reports, records, underwriting files, policy files, claims files and information in any form in its possession relating to the Reinsured Policies (the "Transferred Records"). All of such Transferred Records shall remain the property of the Seller or the party on whose behalf the Seller is maintaining such records, as applicable. Such Transferred Records shall be available (at their place of keeping) for inspection, examination, and audit by the Seller (and its representatives) at all reasonable times. The Administrator shall provide to the Seller (a) at the Administrator's expense, copies of such Transferred Records as may be reasonably required in connection with the preparation of the Seller's financial statements, state and federal income and other tax returns, and any other filings or reports required to be filed with, or requested by, state or federal regulatory authorities or any rating agencies and (b) at the Seller's expense, copies of such Transferred Records for any other reason.

          SECTION 5.2.  Maintenance of Records.  The Administrator agrees to (a)
                        ----------------------
maintain a true and complete set of books and records relating to all transactions under this Agreement and (b) preserve such books and records for the term of this Agreement plus five years thereafter (or such longer period as may be required by applicable Law). The Administrator shall maintain such books and records and the Transferred Records at the Administrator's expense and in accordance with prudent standards of insurance recordkeeping and all applicable Laws. The books and records shall be available (at their place of keeping) for inspection, examination, and audit by the Seller and state and federal regulatory authorities (in each case together with their respective representatives) at all reasonable times. The Administrator shall furnish to the Seller (i) at the Administrator's expense, copies of any books or records relating to the transactions under this Agreement as may be reasonably required by the Seller in connection with the preparation of the Seller's financial statements, state and federal income and other tax returns, and any other filings or reports required to be filed with, or requested by, state or federal regulatory authorities or any rating agencies and (ii) at the Seller's expense, copies of any such books and records for any other reason.


                                  ARTICLE VI
                              REGULATORY MATTERS
                              ------------------

          SECTION 6.1.  Compliance with Applicable Laws.  Each of the parties
                        -------------------------------
hereto agrees to comply with all applicable Laws as they apply to the performance of such party's obligations under this Agreement.

          SECTION 6.2.  Licensing.  The Administrator hereby represents and
                        ---------
warrants to the Seller that the Administrator has all licenses, qualifications, and other authorizations necessary to provide the Administrative Services to or on behalf of the Seller. At all times during the term of this Agreement, the Administrator shall maintain in full force and effect all licenses, qualifications, and other authorizations necessary under applicable Laws to provide the Administrative Services to or on behalf of the Seller. The Administrator agrees to provide the Seller with copies of any such documents upon request.

          SECTION 6.3.  Regulatory Approvals; Closing Under Purchase Agreement.
                        ------------------------------------------------------
The effectiveness of this Agreement is conditioned upon (i) the receipt of all required regulatory approvals and (ii) the closing of the transactions contemplated by the Purchase Agreement.


                                  ARTICLE VII
                               TERM; TERMINATION
                               -----------------

          SECTION 7.1.  Term.  This Agreement shall be effective as of the
                        ----
Effective Date, and shall remain in full force and effect until terminated in accordance with Section 7.2 below.

          SECTION 7.2.  Termination by the Seller.  The Seller may terminate
                        -------------------------
this Agreement immediately, by delivery of written notice to the Administrator, upon the occurrence of any of the following events:

          (a) The Administrator pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, state or foreign Law for the relief of debtors, including without limitation any state insolvency or rehabilitation statutes (collectively, "Bankruptcy Laws"):

               (1) commences a voluntary case or proceeding;

               (2) consents to the entry of an order for relief against it in an involuntary case or proceeding;

               (3) consents to the appointment of a custodian of it or for all or for a substantial part of its property;

               (4)  makes a general assignment for the benefit of its creditors;
                    or

               (5) fails to contest any involuntary case or proceeding filed against it within the time period fixed by any applicable rules, and any extensions granted by the court where such involuntary case or proceeding is pending; or

          (b) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and that:

               (1) is for relief against the Administrator in an involuntary case or proceeding;

               (2) appoints a custodian of the Administrator or a custodian for all or for a substantial part of the property of the Administrator; or

               (3) orders the liquidation of the Administrator; or

          (c) Failure by the Administrator to comply with any material provision of this Agreement which has not been corrected within 60 days after written notice thereof is delivered to the Administrator by the Seller.

          SECTION 7.3.  Effect of Termination.  Upon termination of this
                        ---------------------
Agreement, Administrator shall take all steps necessary to arrange for a third-party administrator reasonably acceptable to the Seller to provide all services required to be provided hereunder, such services to be performed pursuant to an agreement reasonably acceptable to the Seller, all at the cost of the Administrator. In addition, in the event of any such termination, (i) no party hereto shall be relieved of any liability for any breach of any provision of this Agreement, (ii) any amounts owing hereunder by either party hereto to the other party hereto shall be immediately due and payable (pro-rated for any partial periods), and (iii) all rights and obligations hereunder will terminate except that Articles V, VIII and IX and Sections 7.3, 10.2 and 10.4 hereof will continue to survive any such termination.


                                 ARTICLE VIII
                                INDEMNIFICATION
                                ---------------

          SECTION 8.01.  Indemnification between the Seller and the
                         ------------------------------------------
Administrator.  The indemnification rights of  the Seller and the Administrator
-------------
are set forth in the Purchase Agreement.

          SECTION 8.02.  Indemnification among SLIC-Canada, Seller and the
                         -------------------------------------------------
Administrator.  (a)  From and after the Closing Date, SLIC-Canada hereby agrees
-------------
to indemnify, defend and hold harmless Seller and the Administrator and each of their respective directors, officers, employees, representatives, Affiliates, successors and permitted assigns from and against all Losses (as hereinafter defined) asserted against, imposed upon or incurred by such person arising from (i) any breach or nonfulfillment by SLIC-Canada of, or any failure by SLIC-Canada to perform, any of the covenants, terms or conditions of, or any of its duties or obligations under, this Agreement; and (ii) any enforcement of this indemnity.

          (b) From and after the Closing Date, the Administrator hereby agrees to indemnify, defend and hold harmless SLIC-Canada and its respective directors, officers, employees, representatives, Affiliates, successors and permitted assigns from and against all Losses (as hereinafter defined) asserted against, imposed upon or incurred by such person arising from (i) any breach or nonfulfillment by the Administrator, of, or any failure by the Administrator to perform, any of the covenants, terms or conditions of, or any of its duties or obligations under, this Agreement, or (ii) any enforcement of this indemnity.

          (c) From and after the Closing Date, Seller hereby agrees to indemnify, defend and hold harmless SLIC-Canada and its respective directors, officers, employees, representatives, Affiliates, successors and permitted assigns from and against all Losses (as hereinafter defined) asserted against, imposed upon or incurred by such person arising from (i) any breach or nonfulfillment by Seller, of, or any failure by Seller to perform, any of the covenants, terms or conditions of, or any of its duties or obligations under, this Agreement, or (ii) any enforcement of this indemnity.

          (d) As used in this Section, "Loss" and/or "Losses" shall mean actions, claims, losses, liabilities, damages, costs, expenses (including reasonable attorneys' fees), interest and penalties. The parties shall follow the procedures set forth in Sections 9.3 and 9.4 of the Purchase Agreement with respect to any claim for indemnification under the terms of this Agreement.


                                  ARTICLE IX
                                CONFIDENTIALITY
                                ---------------

          SECTION 9.1.  Administrator's Confidentiality Obligation.  From and
                        ------------------------------------------
after the date hereof, the Administrator shall refrain, and shall cause its officers, directors, employees, agents, auditors, counsel, affiliates and other representatives (collectively, the "Administrator's Representatives") to refrain, from directly or indirectly:

          (a) disclosing to any person or entity (other than the Administrator's Representatives) the terms and conditions of this Agreement or any records, files, documents, data (including without limitation claims or loss data), or information concerning the Seller or its affiliates that the Administrator prepares, maintains, uses, or receives in connection with the transactions contemplated by this Agreement, unless (i) disclosure is compelled by any court or administrative agency or by other applicable requirements of Law or (ii) such records, files, documents, data, or information can be shown to have been (x) generally available to the public other than as a result of a disclosure by the Administrator or the Administrator's Representatives or (y) available to the Administrator on a non-confidential basis from a source other than the Seller or its Representatives, provided that such source is not known by the Administrator to be bound by a confidentiality agreement with, or other obligation of secrecy of, the Seller or another party; or
          (b) using such records, files, documents, data or information for any purpose (including without limitation directly or indirectly competing with the Seller or any affiliate thereof) except pursuant to this Agreement.

          Notwithstanding the foregoing, the Administrator shall be entitled to use information concerning, derived from, or related to the Business for any lawful purpose in connection with the transaction of the Administrator's business under the Indemnity Reinsurance Agreement, provided that the Administrator shall comply with all Laws applicable to the use of such information (including, without limitation, Laws relating to the use of such information that would otherwise be applicable to the Seller as the issuer of the Reinsured Policies).

          SECTION 9.2.  Seller's and SLIC-Canada's Confidentiality Obligation.
                        -----------------------------------------------------
From and after the date hereof, the Seller and SLIC-Canada shall refrain, and shall cause their respective officers, directors, employees, agents, auditors, counsel, affiliates and other representatives (collectively, the "Representatives") to refrain, from directly or indirectly:

          (a) disclosing to any person or entity (other than the Seller's or SLIC-Canada's Representatives) the terms and conditions of this Agreement or any records, files, documents, data (including without limitation claims or loss data), or information concerning the Administrator or its affiliates that the Seller or SLIC-Canada prepares, maintains, uses, or receives in connection with the transactions contemplated by this Agreement, unless (i) disclosure is compelled by any court or administrative agency or by other applicable requirements of Law or (ii) such records, files, documents, data, or information can be shown to have been (x) generally available to the public other than as a result of a disclosure by the Seller, SLIC-Canada or their respective Representatives or (y) available to the Seller or SLIC-Canada on a non-confidential basis from a source other than the Administrator or the Administrator's Representatives, provided that such source is not known by the Seller or SLIC-Canada to be bound by a confidentiality agreement with, or other obligation of secrecy of, the Administrator or another party; or

          (b) using such records, files, documents, data or information for any purpose (including without limitation directly or indirectly competing with the Administrator or any affiliate thereof) except pursuant to this Agreement.


                                   ARTICLE X
                                 MISCELLANEOUS
                                 -------------

          SECTION 10.1.  Power of Attorney.  The Seller grants to the
                         -----------------
Administrator authority in all matters relating to risk management and administration of the Policies to the extent such authority (a) may be granted pursuant to applicable Law and (b) is reasonably necessary for the Administrator to provide the Administrative Services hereunder. In order to assist and to more fully evidence this authority, the Seller hereby nominates, constitutes, and appoints the Administrator as its attorney-in-fact with respect to the rights, duties, privileges, and obligations of the Seller in, to and under the Reinsured Policies, with full power and authority to act in the name, place, and stead of the Seller with respect to the Reinsured Policies, including, without limitation, the power, without reservation, to service all Reinsured Policies, to adjust, to defend, to settle, and to pay all claims and benefits and to take such other and further actions as may be reasonably necessary to effect the transactions contemplated by this Agreement, the Purchase Agreement and the Indemnity Reinsurance Agreement.

          SECTION 10.2.  Notification.  The Seller shall forward promptly to
                         ------------
SLIC-Canada and the Administrator all notices and other written communications received by or served upon the Seller relating to the Administrative Services or the Reinsured Policies, including, without limitation (a) all inquiries or complaints from state insurance regulators, agents, brokers and insureds and (b) all notices of claims, suits and actions for which the Seller receives service of process. The Seller shall be entitled to retain copies of all such materials.

          The Administrator shall forward promptly to the Seller copies of all notices and other written communications received by or served upon the Administrator relating to the Administrative Services or the Reinsured Policies including, without limitation (a) all inquiries or complaints from state insurance regulators, agents, brokers and insureds and (b) all notices of claims (excluding routine claim notices), suits and actions for which the Administrator receives service of process.

          SECTION 10.3.  Notice.  Any notice or communication given pursuant to
                         ------
this Agreement must be in writing and (a) delivered personally, (b) sent by facsimile transmission, (c) delivered by overnight express, or (d) sent by registered or certified mail, postage prepaid as follows:

          If to the Administrator: Life Reassurance Corporation of America
                                   969 High Ridge Road, Stanford CT 06905
                                   Attention: General Counsel
                                   Facsimile No.: (203)968-0920


          If to the Seller:        Seaboard Life Insurance Company (USA)
                                   525 South Meridian
                                   Indianapolis, Indiana  46225-1125
                                   Attention:  President
                                   Facsimile No:  (317) 238-5611

          If to SLIC-Canada:       Seaboard Life Insurance Company
                                   2165 West Broadway
                                   P.O. Box 5900
                                   Vancouver BC
                                   Canada V6B 5H6
                                   Attention: Chief Financial Officer
                                   Fax: (604) 734-8221

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 10.3 shall (i) if delivered personally or by overnight express, be deemed given upon delivery; (ii) if delivered by facsimile transmission, be deemed given when electronically confirmed; and (iii) if sent by registered or certified mail, be deemed given when received. Any party from time to time may change its address for notice purposes by giving a similar notice specifying a new address, but no such notice shall be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

          SECTION 10.4.  Expenses.  Except as otherwise expressly provided
                         --------
herein, each of the parties hereto shall pay its own costs and expenses in connection with this Agreement and its respective obligations hereunder.

          SECTION 10.5.  Governing Law.  This Agreement shall be governed by and
                         -------------
construed in accordance with the Laws of the State of Indiana, regardless of the

Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 10.6.  Integration.  This Agreement (including the Exhibits
                         -----------
hereto), together with the Purchase Agreement and the Indemnity Reinsurance Agreement, contain the entire agreement and understanding among the parties with respect to the transactions contemplated hereby and thereby, and supersede all prior agreements and understandings, written or oral, with respect thereto.

          SECTION 10.7.  Assignment; Binding Effect.  Neither this Agreement nor
                         --------------------------
any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties hereto without the prior written consent of the other parties in their sole discretion, and any such assignment that is attempted without such consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns.

          SECTION 10.8.  Amendment.  This Agreement may only be amended or
                         ---------
modified by a written instrument executed on behalf of all the parties hereto.

          SECTION 10.9.  Independent Contractors.  The Administrator and SLIC-
                         -----------------------
Canada shall be deemed independent contractors of the Seller for all purposes hereunder. This Agreement shall not be construed to create an employment, partnership, or joint venture relationship between any of the parties hereto.

          SECTION 10.10.  Headings; Interpretation.  The headings used in this
                          ------------------------
Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words using the singular or plural number also include the plural or singular number, respectively; (b) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement (including the exhibits hereto); (c) the term "Section" refers to the specified Section of this Agreement; (d) the term "party" means any one of the Seller, SLIC-Canada or the Administrator, as the case may be; and
(e) with respect to any party, the term "affiliate" shall include, without limitation, any person or entity that becomes an affiliate of such party after the date of this Agreement.

          SECTION 10.11.  Remedies.  Any term or condition of this Agreement may
                          --------
be waived in writing at any time by the party that is entitled to the benefit thereof. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach or nonfulfillment on a future occasion. All remedies, either under this Agreement, or by Law or otherwise afforded, shall be cumulative and not alternative.

          SECTION 10.12.  Severability.  If any provision of this Agreement is
                          ------------
held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations of the parties hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable; (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

          SECTION 10.13.  Counterparts.  This Agreement may be executed in two
                          ------------
or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 10.14.  No Third Party Beneficiary.  Except as otherwise
                          --------------------------
provided herein, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person, and no such rights shall be conferred upon any person or entity not a party to this Agreement.

          SECTION 10.15.  Subcontracting.  The Administrator may subcontract the
                          --------------
services to be performed by it under this Agreement to a subcontractor reasonably acceptable to the Seller; provided, that the Administrator shall not be released by any such subcontracting arrangement from its obligations hereunder; provided, further, that the Cybertek Corporation shall be deemed to be acceptable to the Seller as a subcontractor.

          IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first set forth above.


                        SEABOARD LIFE INSURANCE COMPANY


                         By:

-------------------------------------------------
                              Name:
                              Title:


                        SEABOARD LIFE INSURANCE COMPANY
(USA)



                         By:
                              ------------------------------------
                              Name:
                              Title:


                        LIFE REASSURANCE CORPORATION OF
                        AMERICA


                         By:
                              ------------------------------------
                              Name:
                              Title:

                                                            Exhibit A
                                                            ---------
                                 Support Services

1.  Investment management

2.  Accounting

3.  Computer Systems Support

                                                                       Exhibit B
                                                                       ---------

                                 Administrative Services

The Administrator shall provide the following services to the Seller:

1. Premium Collection. The Administrator shall bill and collect all premiums due under the Reinsured Policies, return any unearned premiums or other premiums to be refunded, and reconcile amounts paid with returned billing statements or other remittance media. The Administrator shall update the contract owner master records and all other records to reflect payments received.

2. Premium Auditing. The Administrator shall audit premium payments with respect to the Reinsured Policies to ensure the accuracy and acceptability of such payments.

3. Records Maintenance. The Administrator shall maintain applications, policyholder, annuitant, participant, contract owner, premium, and other necessary records, including all computer records, to determine the true and accurate status of the Reinsured Policies. Such records on any Reinsured Policy are and shall remain the property of the Seller. Upon request of the Seller or any state or federal regulatory authorities, the Administrator shall forward a complete copy of any record to the requesting party by overnight delivery.

4. Lapse of Coverage. The Administrator shall inform policyholders of any lapse in coverage under the Reinsured Policies.

5. Provision of Forms. The Administrator shall provide, at the Administrator's own expense, forms and supplies necessary to the performance of the Administrator's obligations under this Agreement including, without limitation, policy holder reports and issue-related forms, contracts, endorsements, and adoption agreements.

6. Claims Administration. The Administrator shall administer claims on the Reinsured Policies as appropriate, including the following:

     (a) Reviewing and paying all claims for benefits which the Administrator's review determines to be qualified for payment in accordance with applicable Reinsured Policy provisions. Any such payments shall be made within the time periods and in the manner prescribed by applicable law. Each payment made by the Administrator with respect to claims subject to this Agreement shall, where appropriate, be made in full and final discharge of the obligations of the Seller or the Administrator under the applicable Reinsured Policy with respect to such payment;

     (b) Reviewing and compromising or denying, as is appropriate based on the guidelines of the Seller in effect immediately prior to the Effective Date, all claims for benefits which the Administrator's review determines to be qualified for such denial or compromise, in reliance on applicable Reinsured Policy provisions. In the event of non-payment of claims on account of incomplete or insufficient data, the Administrator shall acknowledge such fact to the claimant by the earlier of (i) ten working days from date of receipt of the claim or
          (ii) the number of days provided by applicable law;

     (c) Communicating with claimants with respect to the submission, approval and payment, compromise or denial of claims made under the Reinsured Policies administered under this Agreement;

     (d) Maintaining such files and records as are necessary to enable the Seller, at any time, to determine the true and accurate claim experience on the Reinsured Policies. Said files and records on any Reinsured Policy are and shall remain the property of the Seller;

     (e) Conforming to the reasonable requirements set by the Seller for monthly submission of claims reports;

     (f) Performing such other claim services as may be reasonably required in connection with the support and administration of the Reinsured Policies;

     (g) Preparing all required Federal and state tax reports, including without limitation 1099-R, W-2P, W-2 and 5498 for contract owners and beneficiaries as required and distributing the same to contract owners and beneficiaries and appropriate authorities;

     (h) Responding to any requests from plan administrators or trustees for policy information affecting the plan or participants for qualified plans; and

     (i) Responding to requests for calculations applicable to annuity payments as may be necessary for tax calculations.

7.   Litigation.

     (a) The Administrator shall defend and prosecute in a manner consistent with all applicable Law, at its sole cost and expense, all suits, actions and proceedings arising out of underwriting of the Reinsured Policies and claims for benefits thereunder. The Seller shall have the right, at its sole cost and expense, to participate in any suit, action or proceeding arising under the Reinsured Policies. Notwithstanding any provision in this Agreement to the contrary, the Administrator shall have final authority with respect to such defense and prosecution, including any settlement or compromise thereof without the consent of the Seller, so long as all amounts for which the Seller may be held liable are 100% reinsured under the Indemnity Reinsurance Agreement and any such settlement or compromise releases the Seller from all liability for or in connection with such suit, action or proceeding and does not materially and adversely impair the ability of the Seller to carry on its business and does not contain any admission of wrongdoing on the part of the Seller.

     (b) As soon as practicable after receipt by the Administrator of notice or threat of the commencement of any suit, action or proceeding naming the Seller as a party, the Administrator shall provide a copy of all documentation received in respect thereof (with, where appropriate, notation as to time and place of service and the identity of the person served) to the Seller. If the Seller receives notice or threat of the commencement of any suit, action or proceeding naming the Administrator as a party, the Seller shall promptly deliver all documentation received in respect thereof (with, where appropriate, notation as to time and place of service and the identity of the person served) to the Administrator. The Seller shall have the right, at its sole cost and expense, to examine all files and papers relating to all claims, suits, actions or proceedings arising under the Reinsured Policies, and the Administrator shall cooperate in such examination and consultation. The parties shall provide each other with a quarterly statement of litigation in progress. The Administrator shall not file any complaint or initiate any legal proceeding in the name of the Seller without the written consent of the Seller.

8. Policyholder Services. The Administrator shall provide general policyholder services to individuals under the Reinsured Policies, including, but not limited to, the following:

     (a) Responding to inquiries with respect to the scope and amounts of coverage provided under the Reinsured Policies;

     (b) Supplying claimants, policyowners and insureds with appropriate instructions and forms for reporting claims and for submitting relevant information;

     (c) Issuing timely reports, statements, and confirmations as required by the Reinsured Policies or the Seller's practices in effect immediately prior to the Effective Date;

     (d) Issuing tax reporting forms and other information as required by applicable regulatory rules;

     (e) Processing and recording changes in the Reinsured Policies (such changes may include but are not limited to, (i) changes of ownership, beneficiary, amount of insurance, options under the Reinsured Policies, and (ii) changes in name, changes in address and changes in other data related to the policyowners and insureds under the Reinsured Policies), reissuances, and transfer requests (i.e., from one subaccount to another);

     (f) Processing policy loans, surrenders, policy conversions and reinstatements;

     (g) Complying with Seller guidelines in effect immediately prior to the Effective Date (subject to adjustment as required by applicable Law) with respect to replacements and exchange requests; and

     (h) Calculating (on a daily basis) the mortality and expense charges, administrative charges, and cost of insurance in accordance with the provisions of the Reinsured Policies.

9. Agent Compensation. The Administrator shall, on behalf of the Seller, pay the compensation due from the Seller to the agents or brokers of record for the Reinsured Policies as determined pursuant to any agreements under which any payments become due after the Effective Term and make any required tax filings with respect to such compensation.

10. Accounting and Reporting Services. With respect to the Reinsured Policies, the Administrator shall perform all accounting and reporting of direct and ceded premiums, claims and other policyholder disbursements, reserves, policy loans, commissions, and premium tax payments and accruals. Such services shall include all accounting and reporting necessary to provide the Seller with all required statutory and regulatory data needed for financial statements and filings and state and federal income and premium tax reporting and filings.

11. Agent Licensing. The Administrator shall (i) maintain the appointment of all necessary resident/countersignature and other agents used by the Seller and (ii) remit compensation to such agents in accordance with the terms and provisions of their agreements with the Seller.

12. Actuarial Services. The Administrator shall provide the Seller with the following actuarial services:

     (a) Calculation of all actuarial reserves and liabilities and other actuarial items necessary to prepare SAP financial statements and supporting exhibits and tax filings and schedules;

     (b)  Calculation of tax reserves;

     (c) Preparation of all necessary actuarial opinions, memoranda and/or certifications for annual and quarterly statements;

     (d)  Maintenance of product files on system;

     (e)  Ongoing support, as necessary, to compliance function;

     (f)  Providing responses to state regulators as required;

     (g)  Providing miscellaneous support to policyowner service; and

     (h) Providing the formal actuarial opinions and related reports required by the NAIC Annual Statement blank and other state requirements, or any other regulatory authorities, and external auditors.

13. Compliance Services. The Administrator shall provide the Seller with the following compliance services:

     (a)  Federal and state regulatory review and compliance;

     (b) Subject to the restrictions set forth in Section 2.3 of the Agreement, the development and filing of policy forms, riders, endorsements, and disclosure statements as may be required from time to time by applicable Law;

     (c)  Filing of rate changes, as required;

     (d)  Review and approval of customer communications;

     (e)  Coordination of special mailings;

     (f)  Handling complaints;

          With respect to the Reinsured Policies:

          (i) The Administrator shall advise the Seller of any customer complaint threatening the commencement of legal action or regulatory action or of any inquiry or complaint received from or forwarded by a state insurance department or other government agency, better business bureau or an attorney representing any customer (collectively, a "customer complaint") within 24 hours of receipt, if possible, but in no instance later than five business days after receipt thereof, and shall, if requested by the Seller, provide the Seller with copies of all pertinent files and correspondence relating thereto.

          (ii) The Administrator shall be responsible for the investigation and preparation of responses to all customer complaints and regulatory inquiries or complaints, provided that no response to a customer complaint threatening the commencement of legal action or regulatory action or an inquiry or complaint received from or forwarded by a state insurance department or other government agency, better business bureau or any attorney representing any customer shall be sent to said customer, government agency, better business bureau or attorney if the Seller promptly notifies the Administrator that the Seller intends to respond to such complaint.

         (iii) Subject to the foregoing, all customer complaints shall be handled in accordance with applicable Law (including without limitation any response time requirements applicable thereto). With respect to each customer complaint, the Administrator shall use all commercially reasonable efforts to resolve or acknowledge such customer complaint by the fifth Business Day after receipt thereof (with respect to customer complaints from state insurance departments, other regulatory agencies, or attorneys threatening legal or regulatory action) or by the tenth Business Day after receipt thereof (with respect to customer complaints from consumers or others). A record of all customer complaints shall be maintained in a log showing the date received, the nature of the complaint, the action taken (if any) and the date of the response.

          (iv) As used herein, a "customer complaint" shall be deemed to include any written communication primarily expressing a grievance against the Seller or the Administrator.

     (g) Making all filings and obtaining all regulatory approvals required with regard to advertising of the Reinsured Policies;

     (h) Providing regulatory supervision and compliance, to the extent the Reinsurer is legally permitted, as to all servicing functions contemplated by this Agreement;

     (i) Monitoring statutes and regulations of the insurance departments in the various states in which the policy owners or Reinsured Policies are located to ensure compliance therewith and to ensure that any actions or communications required by such regulations or statutes are properly made;

     (j) Monitoring the federal tax and labor statutes and the rules, regulations, orders, and interpretations thereunder and the tax and labor statutes and rules, regulations, orders, and interpretations thereunder of the various states in which policy owners or Reinsured Policies are located to ensure compliance therewith and to ensure that any actions or communications required thereby are properly made; and

     (k) Providing such services as the Seller may require under its direction in connection with responding to inquiries from the NAIC or the insurance departments of the various states in which the policy owners or the Reinsured Policies are located.

14. Data Processing. The Administrator shall provide all data processing services, software, and facilities necessary to provide the Services.

15. General Services and Oversight. The Administrator shall provide appropriate management oversight of the financial performance and monitor significant activities relating to the Reinsured Policies, providing appropriate data to the Seller in an agreed upon format, including the following:

     (a) Making all records relating to the Reinsured Policies available to the Seller for audit upon reasonable notice and during the regular business hours of the Administrator. Such records shall include, but not be limited to, federal tax documentation, policyholder records, in-force listings, premium records, claim forms, itemized billings, eligibility documentation, and agent records and files; and

     (b) Performing such other administrative services as may be reasonably required in connection with the support and administration of the Reinsured Policies.